Exhibit 21

                            SUBSIDIARIES

                                 OF

                  CABLEVISION SYSTEMS CORPORATION

                                                         State of
Name                                                    Organization
----                                                    ------------
A-R Cable Investments, Inc.                             Delaware

A-R Cable Services, Inc.                                Massachusetts

Rainbow Programming Holdings, Inc.                      New York

V Cable, Inc.                                           Delaware

NYC LP Corp.                                            Delaware

Cablevision of New York City - Master L.P.              Delaware

Cablevision MFR, Inc.                                   Delaware